   As filed with the Securities and Exchange Commission on December 12, 1997

                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                           RELIASTAR FINANCIAL CORP.
            (Exact Name of Registrant as Specified in its Charter)

                MINNESOTA                            41-1620373
    -------------------------------        -------------------------------
    (State of Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)              Identification No.)

      20 WASHINGTON AVENUE SOUTH
        MINNEAPOLIS, MINNESOTA                          55401
    -------------------------------        -------------------------------
(Address of Principal Executive Offices)             (Zip Code)


                             NWNL NORTHSTAR, INC.
                            1993 Stock Option Plan
                           (Full Title of the Plan)

          RICHARD R. CROWL                              Copy to:
Senior Vice President, General Counsel,            Thomas G. Morgan
           and Secretary                        Michael A. Stanchfield
     ReliaStar Financial Corp.                   Faegre & Benson LLP
20 Washington Avenue South                       2200 Norwest Center
Minneapolis, Minnesota 55401                 MINNEAPOLIS, MINNESOTA 55402
(Name and Address of Agent for Service)             (612) 336-3000


                                (612) 342-3514
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                       Proposed                  Proposed
 Title of Securities           Amount to be       Maximum Offering Price      Maximum Aggregate             Amount of
  to be Registered              Registered              Per Share               Offering Price          Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par
 value $.01 per share        309,332 Shares (1)            $(2)                 $1,630,953 (3)             $482.00
==========================================================================================================================

(1) Maximum number of shares available upon exercise of options issued under the NWNL Northstar, Inc. 1993 Stock Option Plan. No further options will be issued under the Plan.
(2) Prices range from $4.83 to $13.98 per share, with an average of $5.2725 per share.
(3)  Calculated under Rule 457(h)(1).

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

  (a) The Annual Report on Form 10-K of ReliaStar Financial Corp. (the "Company") for the fiscal year ended December 31, 1996 (which incorporates by reference certain portions of the Company's 1996 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for its 1997 Annual Meeting of Shareholders);

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

  (c) The description of the Company's Common Stock and related Rights to Purchase Preferred Stock contained its Amendment on Form 8-K/A dated May 20, 1993 to its Current Report on Form 8-K dated January 17, 1989 filed by it in lieu of a Registration Statement on Form 8-B and Amendment on Form 8A/A dated September 12, 1994 to a Registration Statement on Form 8-A dated October 4, 1989, as amended on February 15, 1990 (File No. 0-17441); and

  (d) The Company's Registration Statement on Form S-4, as amended (Reg. No. 333-27583), dated May 23, 1997, relating to the Company's acquisition of Security-Connecticut Corporation.

  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware, which provides for indemnification of directors and officers in certain circumstances.

     Article VIII of the By-Laws of the Company provides for broad indemnification of directors and officers of the Company. See Exhibit 4(b) hereto.

     The Company also maintains director and officer liability insurance policies.

     In addition, Section 7 of Article Sixth of the Company's Certificate of Incorporation contains broad provisions limiting the liability of directors for monetary damages for breach of fiduciary duty as a director. See Exhibit 4(a) hereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

  Exhibit
  -------

     4(a) Certificate of Incorporation, as amended, of the Company.

     4(b) By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-10640).

     4(c) Surplus Note (incorporated by reference to Exhibit 4(e) to the
          Company's Registration Statement on Form S-3, Registration No. 33-87588).

     4(d) Rights Agreement dated as of October 7, 1988 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).

     4(e) Amendment to Rights Agreement dated as of February 8, 1990
          (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8 dated February 15, 1990 to Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).

     4(f) Amendment to Rights Agreement dated as of September 10, 1994
          (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8-A/A dated September 12, 1994 to Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).

     5 Opinion of Richard R. Crowl, Senior Vice President, General Counsel, and Secretary of the Company.

    23(a) Consent of Richard R. Crowl (included in Exhibit 5).

    23(b) Consent of Deloitte & Touche LLP.

    24 Powers of Attorney (included with signatures to this Registration Statement).

    99(a) NWNL Northstar, Inc. 1993 Stock Option Plan.

    99(b) Form of Amendment No. 1 to the NWNL Northstar, Inc. 1993 Stock
          Option Plan.

ITEM 9.  UNDERTAKINGS.

     A.  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 12, 1997.

                                       RELIASTAR FINANCIAL CORP.
                                       (Registrant)

                                       By        JOHN G. TURNER*
                                          -----------------------------
                                          John G. Turner
                                          Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 12, 1997 by the following persons in the capacities with ReliaStar Financial Corp. indicated:

       JOHN G. TURNER*                 Chairman and Chief Executive Officer
    ---------------------              (Principal Executive Officer)
       John G. Turner

       JAMES R. MILLER*                Senior Vice President, Chief
    ---------------------              Financial Officer,
       James R. Miller                 and Treasurer
                                       (Principal Financial Officer)

      CHRIS D. SCHREIER*               Second Vice President and Controller
    ---------------------              (Principal Accounting Officer)
      Chris D. Schreier

CAROLYN H. BALDWIN             )
DAVID C. COX                   )
JOHN H. FLITTIE                )
LUELLA GROSS GOLDBERG          )
WILLIAM A. HODDER              )
JAMES J. HOWARD III            )  A majority of the Board of Directors*
RANDY C. JAMES                 )
RICHARD L. KNOWLTON            )
DAVID A. KOCH                  )
RICHARD M. KOVACEVICH          )
GLEN D. NELSON, M.D.           )
JAMES J. RENIER                )
JOHN G. TURNER                 )

* Richard R. Crowl, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers or directors of ReliaStar Financial Corp. pursuant to powers of attorney duly executed by such persons.


                                       /s/ Richard R. Crowl
                                       --------------------
                                       Richard R. Crowl
                                       Attorney-in-fact

                               INDEX TO EXHIBITS

Exhibit
--------
  4(a)    Certificate of Incorporation, as amended, of the
          Company.................................................   Filed Electronically

  4(b)    By-Laws, as amended, of the Company (incorporated by
          reference to Exhibit 3 to the Company's Annual Report
          on Form 10-K for the year ended December 31, 1990, File
          No. 1-10640)............................................   Incorporated by Reference

  4(c)    Surplus Note (incorporated by reference to Exhibit 4(e)
          to the Company's Registration Statement on Form S-3,
          Registration No. 33-87588)..............................   Incorporated by Reference

  4(d)    Rights Agreement dated as of October 7, 1988
          (incorporated by reference to Exhibit 1 to the
          Company's Registration Statement on Form 8-A dated
          October 4, 1989, File No. 0-17441)......................   Incorporated by Reference

  4(e)    Amendment to Rights Agreement dated as of February 8,
          1990 (incorporated by reference to Exhibit 1 to the
          Company's Amendment on Form 8 dated February 15, 1990
          to Registration Statement on Form 8-A dated October 4,
          1989, File No. 0-17441).................................   Incorporated by Reference

  4(f)    Amendment to Rights Agreement dated as of September 10,
          1994 (incorporated by reference to Exhibit 1 to the
          Company's Amendment on Form 8-A/A dated September 12,
          1994 to Registration Statement on Form 8-A dated
          October 4, 1989, File No. 0-17441)......................   Incorporated by Reference

   5      Opinion of Richard R. Crowl, Senior Vice President,
          General Counsel, and Secretary of the Company...........   Filed Electronically

  23(a)   Consent of Richard R. Crowl (included in Exhibit 5)

  23(b)   Consent of Deloitte & Touche LLP........................   Filed Electronically

  24      Powers of Attorney (included with signatures to this
          Registration Statement).................................   Filed Electronically

  99(a)   NWNL Northstar, Inc. 1993 Stock Option Plan.............   Filed Electronically

  99(b)   Form of Amendment No. 1 to the NWNL Northstar, Inc.
          1993 Stock Option Plan..................................   Filed Electronically